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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 FUEL TECH, INC.
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             (Exact name of registrant as specified in its charter)

                       Delaware                                                 Pending Application
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         (State of incorporation or organization)                      (I.R.S. Employer Identification No.)

          512 Kingsland Drive, Batavia, Illinois                                        60510
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         (Address of principal executive Offices)                                     (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of each class                                   Name of each exchange on which
                    to be so registered                                   each class is to be registered

Common Stock                                                      NASDAQ Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-134742 (if applicable)

Securities to be registered pursuant to section 12(g) of the Act:

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                                (Title of class)


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                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The undersigned registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 000-21724), filed with the
Securities and Exchange Commission on October 31, 1995, as set forth below.

Item 1. Description of Registrant's Securities to be Registered.

         Shares of common stock (the "Common Stock"), par value $0.01 per share of Fuel Tech, Inc. (the "Company") have the following rights, preferences and privileges:

         Voting rights. Each outstanding share of Common Stock entitles its registered holder to one vote on all matters submitted to a vote of the Company's stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares present or represented by proxy, however, elections of directors shall be determined by a plurality of the votes cast.

         Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by the Company's board of directors out of assets legally available for the payment of dividends.

         Liquidation. In the event of a liquidation, dissolution or winding up of the Company's affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, the Company's remaining assets will be distributed ratably among the holders of shares of Common Stock on a per share basis.

         Rights and preferences. The Common Stock has no preemptive, redemption, conversion or subscription rights and is not subject to future calls or assessment by the Company.

Item 2. Exhibits.

         Not applicable.




                                       2
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                            FUEL TECH, INC.

Date  September 30, 2006                            By: /s/Charles W. Grinnell
      ------------------                                ----------------------
                                                    Name:  Charles W. Grinnell
                                                    Title: Vice President